Exhibit 10.1

                               SEVERANCE AGREEMENT


     This Severance Agreement (this "Agreement") is made and entered into as of August 1, 2008 (the "Effective Date"), by and between BOOTS & COOTS SERVICES, LLC (the "Company") and CARY BAETZ ("Employee").

     In consideration of Employee's agreement to become an employee of Company through Employee's acceptance of the Company's offer letter to Employee dated July 22, 2008, Company agrees as follows:

     1.    Termination and Compensation.

           (a) Termination by the Company and Compensation In the event that that the Company elects to terminate Employee's employment for any reason other than termination for Cause as defined in Paragraph 2(a) below, then, and in that event, the Company shall pay to Employee, on the termination date, the following compensation: (i) a lump sum payment equal to 6 months salary, (ii) a pro-rata percentage of any bonus to which Employee would have been eligible to receive for the year in which termination occurs, and (iii) Company shall continue the payment of premiums for hospitalization and major medical insurance for the lesser period of either six months or the date on which Employee secures full time employment that affords equivalent medical coverage. In the event of a termination for Cause (as defined in Paragraph 2(a) below), Employee shall not be entitled to any of the above compensation or any other benefits provided for herein, and shall not be entitled to severance pay.

           (b) Termination by Employee and Compensation In the event that Employee elects to terminate his employment pursuant to Paragraph 2.(b) or 2(c) below, then, and in that event, the Company shall pay to Employee, on the termination date, the following compensation: (i) a lump sum payment equal to 12 months salary, (ii) a pro-rata percentage of any bonus to which Employee would have been eligible to receive for the year in which termination occurs, and
(iii) Company shall continue the payment of premiums for hospitalization and major medical insurance for the lesser period of either 6 months or the date on which Employee secures full time employment that affords equivalent medical coverage. In the event that Employee elects to terminate his employment for any other reason, Employee shall not be entitled to any of the above compensation or any other benefits provided for herein, and shall not be entitled to severance pay.

     2.    Grounds for Termination.

           (a) Employer may terminate and pay none of the compensation set forth above if termination is for "Cause", which for purposes of this Agreement shall mean Employee (i) has engaged in gross negligence or willful misconduct in the performance of the duties required of him hereunder, (ii) has willfully refused without proper legal reason to perform the duties and responsibilities required of him hereunder (provided, however, that no act or failure to act pursuant to subsections (i) and (ii) above shall be deemed "willful" if due primarily to an error in judgment or negligence or if made in good faith with reasonable belief that such act is in the best interest of the Company), (iii) has materially breached any material provision of this Agreement (and such breach remains uncorrected 30 days following Employee's receipt of written notice of the breach from the Company), or (iv) the Employee commits, is arrested or officially charged with any felony, or any crime involving moral turpitude, which, in the good faith opinion of the Company, would impair Employee's ability to perform his duties hereunder or would impair the business reputation of the Company or Employee misappropriates any funds or property of the Company;


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           (b)   Employee may terminate, and receive compensation as  set  forth above, in connection with or based upon (i) a material breach by the Company of any material provision of this Agreement, (ii) a substantial and material reduction in the nature or scope of Employee's duties or responsibilities, or
(iii) the assignment to Employee of duties and responsibilities that are materially inconsistent with his position; provided, however, that prior to Employee's termination of employment under this paragraph 2(b), Employee must give written notice to the Company of any such breach, reduction or assignment and such breach, reduction or assignment must remain uncorrected for 30 days following such written notice;

           (c) Employee may terminate, and receive compensation set forth above, upon a Change in Control, or within twelve (12) months thereafter, where a "Change in Control" is defined to mean (i) any merger, consolidation or reorganization in which the Company is not the surviving entity (or survives only as a subsidiary of an entity), (ii) any sale, lease, exchange, or other transfer of (or agreement to sell, lease, exchange, or otherwise transfer) all or substantially all of the assets of the Company to any other person or entity (in one transaction or a series of related transactions), (iii) dissolution or liquidation of the Company, (iv) when any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than [30%] of the outstanding shares of the Company's voting stock (based upon voting power), (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board of Directors, or (vi) any event that is reported by the Parent Company under Item 1 of a Form 8-K filed with the Securities and Exchange Commission; provided, however, that the term "Change in Control" shall not include any reorganization, merger, consolidation, sale, lease, exchange, or similar transaction involving solely the Company and one or more previously wholly-owned subsidiaries of the Company unless such matter is described in clause (vi) above.

     3. No Duty to Mitigate Losses. Employee shall have no duty to find new employment following the termination of his employment under circumstances which require the Company to pay any amount to Employee under this Agreement. Any salary or remuneration received by Employee from a third party for the providing of personal services (whether by employment or by functioning as an independent contractor) following the termination of his employment with the Company shall not reduce the Company's obligation to make a payment to Employee (or the amount of such payment) pursuant to the terms of this Agreement.

     4. Notices. All notices or other communications pursuant to this Agreement may be given by personal delivery, or by certified mail, addressed to the home office of the Company or to the last known address of Employee. Notices given by personal delivery shall be deemed given at the time of delivery, and notices sent by certified mail shall be deemed given when deposited with the U.S. Postal Service.

     5. Entirety of Agreement; Amendment. This Agreement contains the entire understanding of the parties and all of the covenants and agreements between the parties with respect to severance arrangements. No amendment to this Agreement shall be effective unless it is in writing and signed by both the parties hereto.

     6. Governing Law. This Agreement shall be construed and enforced in accordance with, and be governed by, the laws of the State of Texas.

     7. Waiver. The failure of either party to enforce any rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver which has been signed by the waiving party. Waiver of one breach shall not be deemed a waiver of any other breach of the same or any other provision hereof.

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     8.    Assignment.  This Agreement shall  not  be  assignable  by  Employee.
Subject to Paragraph 2(c) hereof, in the event of a future disposition of the properties and business of the Company by merger, consolidation, sale of assets, or otherwise, then the Company may assign this Agreement and all of its rights and obligations to the acquiring or surviving entity; provided, that any such entity shall assume all of the obligations of the Company hereunder.

     9.    Counterparts.   This Agreement  may  be  executed  in  any  number of
counterparts, each of which shall be deemed to be an original for all purposes hereof.

     10. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement shall be submitted to and finally settled by binding arbitration to be held in Houston, Texas, in accordance with the rules of the American Arbitration Association in effect on the Effective Date, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. In any proceeding to enforce the provisions hereof, the prevailing party shall be entitled to recover reasonable expenses incurred by him, including reasonable attorneys' fees.


This Agreement is entered into as of the Effective Date.


"COMPANY"

BOOTS & COOTS SERVICES, LLC



By: /s/ Jerry Winchester
    -----------------------------------------------------------
        Jerry Winchester - CEO/President - Boots-Coots Services



"EMPLOYEE"


/s/ Cary Baetz
---------------------------------------------------------------
Cary Baetz

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